Exhibit 1

GE LIFE AND ANNUITY ASSURANCE COMPANY

$5,000,000,000

SECURED MEDIUM-TERM NOTES PROGRAM

GENWORTH DIRECTNOTESSM PROGRAM

DISTRIBUTION AGREEMENT

December 9, 2005

i

SECTION 4.	PURCHASES AS PRINCIPAL; SOLICITATIONS AS AGENT; OTHER SALES.	17
(a)	Purchases as Principal	17
(b)	Solicitations as Agents	18
(c)	Administrative Procedures	19
(d)	Obligations Several	19

SECTION 5.	COVENANTS.	20
(a)	Covenants of the Company	20
	(i) Notice of Certain Events	20
	(ii) Filing or Use of Amendments	20
	(iii) Revisions of Registration Statement	21
	(iv) Use of Free Writing Prospectuses	21
	(v) Use of Time of Sale Prospectuses	21
	(vi) Revisions of Prospectus	22
	(vii) Reporting Requirements	22
	(viii) Blue Sky Qualifications	22
	(ix) Authorization to Act on Behalf of the Company	22
	(x) Delivery of the Registration Statement	23
	(xi) Delivery of the Preliminary Prospectuses and Time of Sale Prospectus	23
	(xii) Delivery of Free Writing Prospectuses	23
	(xiii) Delivery of the Prospectus	23
	(xiv) Preparation of Pricing Supplements	23
	(xv) Listing	24
	(xvi) Restrictions on the Offer and Sale of Funding Agreement(s)	24
	(xvii) The Depository Trust Company	24
	(xviii) Outstanding Aggregate Principal Amount of Notes	24
(b)	Covenants of the Trust	25
	(i) Use of Proceeds	25
	(ii) Settlement	25
	(iii) Notice of Amendment to relevant Indenture or relevant Trust Agreement	25
	(iv) Notice of Meeting	25
	(v) Blue Sky Qualifications	25
	(vi) Authorization to Act on Behalf of such Trust	25
(c)	Covenants of the Agents and the Co-Agents	25
	(i) Delivery of Free Writing Prospectuses and Other Marketing Materials	25
	(ii) Use of Free Writing Prospectuses and Other Marketing Materials	26
	(iii) Distribution of Free Writing Prospectuses and Other Marketing Materials	26

SECTION 6.	CONDITIONS PRECEDENT	26
(a)	Effectiveness of Registration Statement	26
(b)	Legal Opinions and Negative Assurance Letters	27

	(i) Opinion of Internal Counsel for the Company	27
	(ii) Negative Assurance Letter of Company Counsel	27
	(iii) Opinion of Counsel for the Company Concerning Certain Insolvency Law Matters	27
	(iv) Opinion of Company Counsel Concerning Certain Federal Securities Law Matters	27
	(v) Opinion of Company Counsel Concerning Certain New York, Illinois and Federal Law Matters	27
	(vi) Opinion of Company Counsel Concerning Certain Tax Law Matters	27
	(vii) Memorandum of Company Counsel Concerning Certain Insurance Law Matters	27
	(viii) Opinion of Company Counsel Concerning Certain Insurance Law Matters	27
	(ix) Opinion and Negative Assurance Letter of Agents Counsel	27
	(x) Opinion of Counsel for the Trustee	27
	(xi) Opinion of Counsel for the Indenture Trustee	28
	(xii) Opinion of Counsel for the Trust Beneficial Owner	28
(c)	Company Officers’ Certificates	28
(d)	Comfort Letter of the Accountants	28
(e)	Additional Documents	28

SECTION 7.	DELIVERY OF AND PAYMENT FOR NOTES SOLD THROUGH AN AGENT OR CO-AGENT AS AGENT	29

SECTION 8.	ADDITIONAL COVENANTS OF THE COMPANY AND THE TRUSTS	29
(a)	Subsequent Delivery of Company Officers’ Certificate	29
(b)	Subsequent Delivery of Legal Opinions	30
(c)	Subsequent Delivery of Negative Assurance Letter of Company Counsel	31
(d)	Subsequent Delivery of Negative Assurance Letter of Agents Counsel	31
(e)	Subsequent Annual Delivery of Legal Opinions	32
(f)	Delivery of Legal Opinions or Reliance Letters Upon Issuance of Notes	32
(g)	Subsequent Delivery of Comfort Letter	32

SECTION 9.	INDEMNIFICATION.	33
(a)	Indemnification of the Agents and Co-Agents	33
(b)	Indemnification of the Trusts and the Company	34
(c)	Actions Against Parties; Notification	35
(d)	Settlement without Consent if Failure to Reimburse	35

SECTION 10.	CONTRIBUTION	36

SECTION 11.	PAYMENT OF EXPENSES	37

v

GE LIFE AND ANNUITY ASSURANCE COMPANY

$5,000,000,000

SECURED MEDIUM-TERM NOTES PROGRAM

GENWORTH DIRECTNOTESSM PROGRAM

DISTRIBUTION AGREEMENT

December 9, 2005

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Each other institution named on Schedule A hereto

Ladies and Gentlemen:

SECTION 1. INTRODUCTORY. GE Life and Annuity Assurance Company, a stock life insurance company operating under a charter granted by the Commonwealth of Virginia (the “Company”), in connection with the Company’s Secured Medium-Term Notes Program (the “Institutional Program”) and the Genworth DirectNotesSM Program (the “Retail Program” and, together with the Institutional Program, the “Programs”), confirms its agreement with Morgan Stanley & Co. Incorporated and each other institution named on Schedules A-1 and A-2 hereto and any institution appointed as an agent pursuant to Section 19 hereof (each, an “Agent”, and, collectively, the “Agents”), and each Co-Agent (as defined herein), with respect to the secured medium-term notes due between nine months and thirty years from the date of issuance under the Programs (the “Notes”) to be offered by separate and distinct special purpose common law trusts from time to time (each, a “Trust” and, collectively, the “Trusts”), each of which shall be formed in a jurisdiction located in the United States of America pursuant to a trust agreement, as amended or modified from time to time, which will adopt and incorporate the standard trust terms (each, a “Trust Agreement” and, collectively, the “Trust Agreements”), in each case between The Bank of New York, or another entity specified therein, as trustee (the “Trustee”), and GSS Holdings II, Inc., or another entity specified therein, as trust beneficial owner (the “Trust Beneficial Owner”).

From time to time, upon the formation of a new Trust, in connection with the offer and sale of a particular series of Notes by such Trust, upon execution and delivery by such Trust and the applicable Agent or Agents of the terms agreement (the “Terms Agreement”) substantially in the form set forth in Section C of the pricing instrument to be executed, among others by such Trust and the applicable Agent or Agents specified therein (the “Pricing Instrument”), such Trust shall become a party hereto in relation to such series of Notes (the time of such execution and delivery referred to herein as such Trust’s “Trust Effective Time”), with all the authority, rights, powers, duties and obligations of a Trust as if originally named as a Trust hereunder. Any agreement, covenant, acknowledgment, representation or warranty made by a Trust hereunder shall be deemed to have been made by each Trust at its Trust Effective Time and at the Applicable Time (as defined below) for such Trust, unless another time or times are specified herein, in which case such specified time or times shall instead apply.

“Applicable Time”, with respect to the offering of a series of Notes by a Trust, has the meaning set forth in the applicable Terms Agreement.

Each series of Notes is to be issued pursuant to an indenture, as amended or modified from time to time, which will adopt and incorporate the standard indenture terms (each, an “Indenture” and, collectively, the “Indentures”), between the relevant Trust and JPMorgan Chase Bank, N.A., as indenture trustee (the “Indenture Trustee”). Each Trust shall issue only one series of Notes. As of the date of this Agreement (this “Agreement”), the Trusts are authorized to issue collectively up to U.S. $5,000,000,000 aggregate initial offering price of Notes (or its equivalent as determined pursuant to Section 5(a)(xv) hereof) through the Agents, as principal or agent, pursuant to the terms of this Agreement. It is understood, however, that the Company, as depositor of the Funding Agreements (as defined below), may from time to time increase the aggregate amount of Notes and that such additional Notes may be sold through the Agents, as principal or agent, pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date of this Agreement.

Each Trust will use the proceeds from the sale of its series of Notes to purchase a funding agreement (each, a “Funding Agreement” and, collectively, the “Funding Agreements”) issued by the Company. The series of Notes issued by a Trust will be secured by the relevant Funding Agreement that will be assigned by such Trust to the Indenture Trustee pursuant to the relevant Indenture with respect to such series of Notes for the benefit of the holders of such series of Notes and any other person for whose benefit the Indenture Trustee is or will be holding the relevant Collateral (as defined in the relevant Indenture). In connection with the sale of a series of Notes, the Company and the relevant Trust will prepare a pricing supplement (the “Pricing Supplement”) including or incorporating by reference a description of the terms of such series of Notes, the terms of the offering and a description of such Trust.

If any institution is appointed as an Agent or Co-Agent only with respect to a particular series of Notes, such institution shall only be an Agent or Co-Agent with respect to such series of Notes. This Agreement provides for the offer of Notes by one or more Trusts: (x) to one or more Agents as principal for resale to investors and other purchasers; (y) if so agreed among the Company, the Lead Retail Agent (as defined herein) and each applicable Co-Agent, to the Lead Retail Agent for resale to such Co-Agent(s); and (z) directly to investors (as may from time to time be agreed to by the Company, such Trust, the relevant Agent and/or, if applicable, the Lead Retail Agent and each applicable Co-Agent), in which case the relevant Agent(s) and/or, if applicable, the Lead Retail Agent and each applicable Co-Agent, will act as an agent of such Trust in soliciting offers for the purchase of Notes.

The Company has filed with the Securities and Exchange Commission (the “Commission”) (i) a registration statement on Form S-3 (No. 333-128718) and pre-

effective amendment No. 1 thereto for the registration of Funding Agreements and Notes to be issued through one or more Trusts under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”); (ii) the prospectus dated December 9, 2005 covering the Notes offered under the Programs (the “Base Prospectus”); (iii) the prospectus supplement to the Base Prospectus, dated December 9, 2005, covering the Notes offered under the Institutional Program (the “Institutional Prospectus Supplement” and together with the Base Prospectus, the “Institutional Base Prospectus”); and (iv) the prospectus supplement to the Base Prospectus, dated December 9, 2005, covering the Notes offered under the Retail Program (the “Retail Prospectus Supplement” and, together with the Base Prospectus, the “Retail Base Prospectus”). Such registration statement (as so amended, if applicable) has been declared effective by the Commission and the form of Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). The Company has filed such post-effective amendments thereto as may be required prior to any acceptance by a Trust of an offer for the purchase of a series of Notes, and each such post-effective amendment has been declared effective by the Commission. Such registration statement, at any relevant time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations is referred to herein as the “Registration Statement.” If the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the “Rule 462(b) Registration Statement”), or any further registration statement for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit, then, after such filing, all references to the “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement or any such further registration statement or statements. With respect to the offering of a series of Notes under the Institutional Program, the Institutional Base Prospectus, and with respect to the offering of a series of Notes under the Retail Program, the Retail Base Prospectus, in each case including the Pricing Supplement relating to the offering of such series of Notes, in the form filed with the Commission pursuant to Rule 424(b) (or in the form first made available to the applicable Agent(s) by the Company and the applicable Trust to meet requests of purchasers pursuant to Rule 173 under the 1933 Act), are referred to herein as the “Prospectus.” The term “preliminary prospectus” means any preliminary form of the Prospectus. For all purposes of this Agreement, the term “free writing prospectus” has the meaning set forth in Rule 405 under the 1933 Act and the term “Time of Sale Prospectus” means (i) with respect to the offer and sale of any series of Notes under the Institutional Program, the Institutional Base Prospectus and (ii) with respect to the offer and sale of any series of Notes under the Retail Program, the Retail Base Prospectus, in each case as amended or supplemented from time to time and together with any other preliminary prospectus relating to the offer and sale of such series of Notes and each free writing prospectus attached as, or identified in, Exhibit A to the applicable Terms Agreement and any other information identified in Exhibit A to the applicable Terms Agreement. All references to the “Registration Statement”, the “Institutional Base Prospectus”, the “Retail Base Prospectus”, any

“preliminary prospectus”, the “Time of Sale Prospectus” and the “Prospectus” shall also be deemed to include all documents incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, Time of Sale Prospectus, Prospectus, any preliminary prospectus or free writing prospectus, or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “disclosed”, “contained”, “included” or “stated” (or other references of like import) in the Registration Statement, Time of Sale Prospectus, Prospectus, any preliminary prospectus or free writing prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, Time of Sale Prospectus, Prospectus, any preliminary prospectus or free writing prospectus, as the case may be. The terms “amend,” “amendments,” or “supplements” as used herein with respect to the Registration Statement, Time of Sale Prospectus, Institutional Base Prospectus, Retail Base Prospectus, Prospectus, any preliminary prospectus or free writing prospectus shall be deemed to include all documents subsequently filed with the Commission pursuant to the Securities Exchange act of 1934, as amended (the “1934 Act”) which are incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, Time of Sale Prospectus, Institutional Base Prospectus, Retail Base Prospectus, Prospectus, any preliminary prospectus or free writing prospectus, as the case may be.

SECTION 2. APPOINTMENT OF AGENTS AND CO-AGENTS.

(a) Appointment. Subject to the terms and conditions stated herein, the Company and each Trust hereby agree that Notes will be sold to or through the Agents. Each of the Company and each Trust agrees that it will not appoint any other agents to act on the Trust’s behalf, or to assist the Trust, in the placement of the Notes; provided, however, that with respect to transactions in which the sales of Notes will be targeted to institutional purchasers under the Institutional Program, the Company and a Trust may enter into arrangements with other agent(s) not a party to this Agreement provided that such agent(s) enter into an agreement with terms substantially identical to those contained herein. Each of the Company and each Trust agrees that it hereby appoints LaSalle Financial Services, Inc. (the “Lead Retail Agent”) and each other institution named on Schedule A-2 hereto (collectively, with the Lead Retail Agent, each, a “Retail Agent”, and, collectively, the “Retail Agents”, which term shall include any additional institution appointed as a Retail Agent pursuant to Section 19 hereof) to act on such Trust’s behalf or to assist such Trust in connection with transactions in which the sale of Notes will be targeted to retail purchasers under the Retail Program. For purposes of this Agreement, all references to any Agent shall be deemed to include the Retail Agents, unless the context otherwise requires. Each of the Company and each Trust agrees that it hereby appoints each institution named on Schedule A-3 hereto (each a “Co-Agent” and, collectively, the “Co-Agents”, which term shall include any additional institution appointed as a Co-Agent pursuant to section 19 hereof) to solicit offers for the purchase

Notes and, on completion of such solicitations, to enter into an agreement with the Lead Retail Agent for the purchase of the applicable Notes for resale. For all purposes of this Agreement and the Program, each Retail Agent that is also a Co-Agent (each, a “Dual Role Agent”) shall be deemed to be acting at all times as a Retail Agent except in connection with: (i) any purchase of Notes from the Company by such Dual Role Agent as principal, in its capacity as a Co-Agent through the Lead Retail Agent pursuant to Section 2(e); and (ii) any placement of Notes through such Dual Role Agent in its capacity as a Co-Agent pursuant to Section 2(f).

(b) Sale of Notes. The Trusts shall not sell or approve the solicitation of offers for the purchase of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statements and any further registration statement filed for the purpose of registering additional Notes. The Agents and Co-Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement or any such further registration statement.

(c) Purchases by Agents as Principal. The Agents shall not have any obligation to purchase Notes issued through any Trust as principal. However, absent an agreement between an Agent and the Company and the relevant Trust that such Agent shall be acting solely as an agent for such Trust, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by such Trust through such Agent. Accordingly, the Agents, individually or in a syndicate, may agree from time to time to purchase Notes from a Trust as principal for resale to investors and other purchasers determined by such Agents. Any purchase of Notes from a Trust by an Agent as principal shall be made in accordance with Section 4(a) hereof.

(d) Solicitations by Agents. If agreed upon between an Agent and a Trust, such Agent, acting solely as an agent for such Trust and not as principal, will use its reasonable efforts to solicit offers for the purchase of Notes. Such Agent will communicate to such Trust, orally, each offer for the purchase of Notes solicited by it on an agency basis other than those offers rejected by such Agent. Such Agent shall have the right, reasonably exercised in its discretion, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. Such Trust may accept or reject any offer for the purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist such Trust in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by it on an agency basis and accepted by such Trust. Unless agreed to in writing by the Company, such Trust and such Agent, such Agent shall not have any liability to such Trust in the event that any such purchase is not consummated for any reason. If such Trust shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by such Agent on an agency basis and accepted by such Trust, the Company and such Trust, jointly and severally, shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by such Trust and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.

(e) Purchases by Co-Agents as Principal. The Co-Agents shall not have any obligation to purchase Notes issued through any Trust as principal. Each purchase of Notes by any of the Co-Agents as principal shall be conducted through the Lead Retail Agent in accordance with the terms of this Agreement and a Terms Agreement to be entered into among the Company, the relevant Trust and the Lead Retail Agent on behalf of such Co-Agent(s), which Terms Agreement will provide for the sale of such Notes by the relevant Trust. The applicable Terms Agreement may specify certain provisions relating to the reoffering and resale of such Notes by the Lead Retail Agent to the applicable Co-Agent(s). The Lead Retail Agent shall resell such Notes to the applicable Co-Agent(s) on terms agreed between the Lead Retail Agent and such Co-Agent(s), which terms shall not be inconsistent with the provisions of the applicable Terms Agreement.

In connection with the resale of the Notes purchased by a Co-Agent, without the consent of the Company and the relevant Trust, such Co-Agent shall not be authorized to appoint subagents or to engage the service of any other broker or dealer. Unless authorized by the Lead Retail Agent in each instance, each Co-Agent agrees not to purchase and sell Notes for which an order from a client has not been received.

(f) Solicitations by Co-Agents. Each Co-Agent, acting solely as an agent for such Trust and not as principal, will use its reasonable efforts to solicit offers for the purchase of Notes. Each such Co-Agent will communicate to the Lead Retail Agent each offer for the purchase of Notes solicited by such Co-Agent on an agency basis other than those offers rejected by such Co-Agent. Such Co-Agent shall have the right, reasonably exercised in its discretion, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. Such Trust may accept or reject any offer for the purchase of Notes, in whole or in part. Such Co-Agent shall make reasonable efforts to assist such Trust in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by such Co-Agent on an agency basis and accepted by such Trust. Unless agreed to in writing by the Company, such Trust, the Lead Retail Agent and such Co-Agent, the Lead Retail Agent and such Co-Agent shall not have any liability to such Trust in the event that any such purchase is not consummated for any reason. If such Trust shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by such Co-Agent on an agency basis and accepted by such Trust, the Company and such Trust, jointly and severally, shall (i) hold the Lead Retail Agent and such Co-Agent harmless against any loss, claim or damage arising from or as a result of such default by such Trust and (ii) pay to the Lead Retail Agent the commission to which it would otherwise be entitled pursuant to Section 4(b) absent such default. The Co-Agents are not authorized to appoint subagents or engage the services of any other broker or dealer in connection with any offer or sale of the Notes without the consent of the Company and the relevant Trust. All solicitations of offers to purchase Notes by the Co-Agents will be conducted upon the terms and conditions set forth in this Agreement and in the Registration Statement and upon the terms communicated to the applicable Co-Agent(s) from time to time by the Company on behalf of the Trusts.

(g) Reliance. The Company, each Trust, the Agents and the Co-Agents agree that (i) any series of Notes purchased from a Trust by one or more Agents as principal shall be purchased, and any series of Notes the placement of which an Agent arranges as an agent of such Trust shall be placed by such Agent, and any Notes purchased and resold by a Co-Agent shall be purchased and resold by such Co-Agent, in reliance on the representations, warranties, covenants and agreements of such Trust and the Company contained herein and in the applicable Terms Agreement and on the terms and conditions and in the manner provided herein and therein, (ii) any Funding Agreement sold by the Company to such Trust in connection with the issuance of such Trust’s series of Notes will be sold in reliance on the representations, warranties, covenants and agreements of such Trust and the Agent(s) (to or through whom such series of Notes is being sold), as applicable, contained herein and in the applicable Terms Agreement and on the terms and conditions and in the manner provided herein and therein, (iii) any Notes issued by such Trust to the Lead Retail Agent and resold by the Lead Retail Agent to one or more Co-Agents, will be issued and sold in reliance on the covenants and agreements of the Lead Retail Agent and each such Co-Agent contained herein and (iv) the series of Notes issued by such Trust to or through the applicable Agent(s) will be issued in reliance on the covenants and agreements of each such Agent contained herein and in the applicable Terms Agreement and on the terms and conditions and in the manner provided herein and therein.

(h) No Fiduciary Duty. The Company and such Trust each acknowledge and agree that (i) the purchase and sale of Notes issued by such Trust, including the determination of the offering price of such Notes and any related discounts and commissions, is an arm’s-length commercial transaction between such Trust and the Company, on the one hand, and each applicable Agent and Co-Agent, on the other hand; (ii) each applicable Agent and Co-Agent is acting solely in the capacity of an arm’s length contractual counterparty to each of the Company and such Trust in connection with the offering of such Notes and the process leading to such transaction (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to the Company or such Trust; and (iii) no Agent and/or Co-Agent has assumed or will assume an advisory or fiduciary responsibility in favor of such Trust or the Company with respect to the offering of such Notes or the process leading thereto (irrespective of whether such Agent and/or Co-Agent has advised or is currently advising the Company on other matters) and no Agent and/or Co-Agent has any obligation to such Trust or the Company with respect to the offering of the Notes issued by such Trust except the obligations expressly set forth in this Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES; ADDITIONAL CERTIFICATIONS.

(a) Representations and Warranties of the Company. The Company represents and warrants to each Agent as of the date of this Agreement, to the applicable Agent(s) as of the Applicable Time for the relevant Trust, to the applicable Agent(s) as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to such Agent as principal is referred to herein as a “Settlement Date”), to the applicable Agent(s) as of any time the Time of

Sale Prospectus shall be amended or supplemented, to each Agent as of any time that the Registration Statement or the Prospectus shall be amended or supplemented and to the applicable Co-Agent(s) as of the date of each delivery of the Notes by the Lead Retail Agent to the applicable Co-Agent(s) or to any purchaser of any Notes placed through such Co-Agent(s) (each of the times referenced above is referred to herein as a “Company Representation Date”), as follows:

(i) Registration Statement, Preliminary Prospectuses, Time of Sale Prospectus and Prospectus. The Company is eligible to use Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. The form of Indenture has been duly qualified under the 1939 Act. At the respective times that each part of the Registration Statement, became effective and at each Company Representation Date, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), the 1939 Act and the rules and regulations of the Commission under the 1939 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the applicable Agent(s) for use in connection with the offering of Notes are identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. At the date of this Agreement, at the date of the Base Prospectus and each amendment or supplement thereto and at each Company Representation Date, neither the Base Prospectus nor any amendment or supplement thereto included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Time of Sale Prospectus does not, and at the time of each sale of the Notes of the applicable Trust in connection with the offering and at the applicable Settlement Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary contained herein, the representations and warranties in this Section 3(a)(i) shall not apply to (A) statements in or omissions from the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, in each case as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or Prospectus, in each case as amended or supplemented, or (B) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act of the Indenture Trustee.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Time of Sale Prospectus or the Base Prospectus, as amended or supplemented, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and, at the time they were filed with the Commission, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) Free Writing Prospectuses. At the time of initial filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of any Notes and at each Company Representation Date, the Company was not and is not an “ineligible issuer,” as defined in Rule 405. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the 1933 Act has been, or will be, filed with the Commission in accordance with the requirements of the 1933 Act and the 1933 Act Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the applicable 1933 Act Regulations. Except for any electronic road shows furnished to the Agents before first use, and with respect to the offering of any series of Notes, the free writing prospectuses attached as, or identified in, Exhibit A to the applicable Terms Agreement, the Company and the Trusts have not prepared, used or referred to, and will not, without the prior consent of the applicable Agents, prepare, use or refer to, any free writing prospectus or any other marketing materials relating to or to be used in connection with any offer or sale of the Notes.

(iv) Independent Registered Public Accounting Firm. The accounting firm which opined on the financial statements and any supporting schedules thereto included in, or incorporated by reference into, the Registration Statement and the Base Prospectus, as amended or supplemented, is an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.

(v) Ratings. As of the date of this Agreement, the Programs are rated “Aa3” by Moody’s Investors Service, Inc. (including its successors, “Moody’s”) and “AA-” by Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. (including its successors, “S&P” and, together with Moody’s, the “Rating Agencies”). As of the date of each acceptance of an offer by the relevant Trust for the purchase of Notes (whether to any Agent(s) as principal or through such Agent(s) as agent(s)), the Programs and the Notes to be issued by such Trust will be rated “Aa3” by Moody’s and “AA-” by S&P or such other rating set forth in the applicable Pricing Supplement and as to which the Company shall have most recently notified the Agents pursuant to Section 5(a)(i) hereof.

(vi) Due Organization, Good Standing and Due Qualification. The Company has been duly organized and is validly existing as an insurance company in good standing under the laws of the Commonwealth of Virginia with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and to enter into this Agreement and consummate the transactions contemplated by the Time of Sale Prospectus. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or on the power or ability of the Company to perform its obligations under the Company Program Documents (as defined herein) to which the Company is a party or to consummate the transactions contemplated in the Time of Sale Prospectus (a “Company Material Adverse Effect”). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any securityholder of the Company.

(vii) Financial Statements. The financial statements of the Company included in any report or filing under the 1934 Act incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Base Prospectus, in each case as amended or supplemented, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included in the Registration Statement, the Time of Sale Prospectus and the Base Prospectus, in each case as amended or supplemented, present fairly the financial position of the Company, or such other entity, as the case may be, at the dates indicated, to the extent required under the 1934 Act, and the consolidated statements of income, stockholder’s interest and cash flows of the Company, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the Time of Sale Prospectus and the Base Prospectus, in each case as amended or supplemented, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data, the summary financial information and the condensed financial information, if any, included in the Registration Statement, the Time of Sale Prospectus and the Base Prospectus, in each case as amended or supplemented, present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Base Prospectus, in each case as amended or supplemented. Any pro forma financial statements of the Company and the related notes thereto included in the Registration Statement, the Time of Sale Prospectus and the Base Prospectus, in each case as amended or supplemented, present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(viii) No Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, except as otherwise stated therein, there has been no event or occurrence that would result in a Company Material Adverse Effect. The Time of Sale Prospectus will not include any information that conflicts with the information contained in the Prospectus.

(ix) Authorization, Etc. This Agreement has been duly authorized, executed and delivered by the Company. Each Funding Agreement, when issued, will be duly authorized, executed and delivered by the Company, and, assuming that each party to each Funding Agreement, other than the Company, has duly authorized, executed and delivered such Funding Agreement, each such Funding Agreement will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(x) Absence of Defaults and Conflicts. The Company is not in violation of the provisions of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject (collectively, the “Company Agreements and Instruments”), except for such violations or defaults that would not result in a Company Material Adverse Effect. The execution, delivery and performance of this Agreement, each Funding Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated by the Time of Sale Prospectus

(collectively, the “Company Program Documents”), the consummation of the transactions contemplated by the Time of Sale Prospectus (including the issuance and sale of the Notes and the use of proceeds therefrom as described in the Time of Sale Prospectus) and the compliance by the Company with its obligations thereunder have been duly authorized by all necessary corporate action and do not conflict with, constitute a breach, violation, default, event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company pursuant to, any Company Agreements and Instruments, except, in each case, to the extent such conflict, breach, violation, default, event, condition, lien, charge or encumbrance would not result in a Company Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or, except to the extent such violation would not result in a Company Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations; provided, however, that each such law, statute, rule, regulation, judgment, order, writ or decree is in writing; provided, further, that the Company does not make any representations, warranties or covenants with respect to any applicable insurance laws, regulations, rulings, policies and guidelines addressed in the memorandum of Company Counsel (as defined herein) received by the Agents pursuant to Section 6(b)(vii) hereof and/or the opinion of Company Counsel received by the Agents pursuant to Section 6(b)(viii) hereof.

(xi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation pending, of which the Company has received written notice or service of process, before or brought by any court or governmental agency or body, domestic or foreign, or, to the knowledge of the Company, threatened, against or affecting the Company which is required to be disclosed in the Registration Statement and the Base Prospectus, as amended or supplemented, (other than as stated therein), which would individually or in the aggregate result in a Company Material Adverse Effect.

(xii) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except for any such jurisdiction in which the failure to be so licensed or authorized would not have a Company Material Adverse Effect. The Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Company Material Adverse Effect. Except as otherwise set forth in the Time of Sale Prospectus, the Company has not received any notice of proceedings relating to the revocation or modification of any such

Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Company Material Adverse Effect.

(xiii) No Filings, Regulatory Approvals, Etc. No filing with, or approval, authorization, consent, license, registration, qualification, if any as may be required, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Agreement and the other Company Program Documents or for the performance by the Company of its obligations under this Agreement and the other Company Program Documents, except (a) as otherwise set forth in the Time of Sale Prospectus, as have been obtained or rendered, as the case may be, (b) as may be necessary or required under state or foreign securities or blue sky laws or any rules or regulations of any securities exchange and (c) with respect to any applicable insurance laws, regulations, rulings, policies and guidelines addressed in the memorandum of Company Counsel received by the Agents pursuant to Section 6(b)(vii) hereof and/or the opinion of Company Counsel received by the Agents pursuant to Section 6(b)(viii) hereof.

(xiv) Investment Company Act. The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xv) No Significant Subsidiaries. The Company has no significant subsidiaries as defined in Rule 1-02 of Regulation S-X of the Commission.

(xvi) Reinsurance.

(1) Each of the UFLIC Agreements (as defined below) is in full force and effect and constitutes a legal, valid and binding obligation on each party thereto. No party is in material breach or default of any of the UFLIC Agreements. As used herein, the term “UFLIC Agreements” means the SSA-GELAAC/UFLIC Coinsurance Agreement between the Company and Union Fidelity Life Insurance Company (“UFLIC”) dated as of April 15, 2004, the VA-GELAAC/UFLIC Reinsurance Agreement between the Company and UFLIC dated as of April 15, 2004, the Trust Agreement among the Company, UFLIC and The Bank of New York dated as of April 15, 2004, the Capital Maintenance Agreement between General Electric Capital Corporation (“GECC”) and UFLIC dated as of January 1, 2004, the RBC Reporting Letter from UFLIC addressed to the Company, among others, dated April 15, 2004, the Termination Letter Agreement from GECC and UFLIC addressed to UFLIC, among others, dated April 15, 2004, and all agreements relating thereto.

(2) The Company has entered into a Reinsurance Agreement with First Colony Life Insurance Company (“First Colony”) whereby the Company has agreed to cede and First Colony has agreed to reinsure a 90% share of the liabilities of the Company under the Funding Agreements issued in connection with offerings of Notes under the Institutional Program. Unless otherwise specified in a Terms Agreement related to a series of Notes, such agreement is in full force and effect and constitutes a legal, valid and binding obligation on both parties thereto. Neither party thereto is in material breach or default of such agreement.

(b) Representations and Warranties of the Trusts. Each Trust represents and warrants, only as to itself, to each applicable Agent as of its Trust Effective Time, as of its Applicable Time, as of the date of each acceptance of an offer by such Trust for the purchase of its series of Notes (whether to such Agent as principal or through such Agent as agent) and as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) and to the applicable Co-Agent(s) as of the date of each delivery of the Notes by the Lead Retail Agent to the applicable Co-Agent(s) (each of the times referenced above is referred to herein as a “Trust Representation Date”), as follows:

(i) Due Formation and Good Standing. Such Trust is a common law trust, duly formed in the United States of America under the laws of its jurisdiction pursuant to its relevant Trust Agreement, is validly existing and is in good standing as a common law trust under the laws of its jurisdiction.

(ii) No Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus or the Trust Effective Time, whichever is later, except as otherwise stated therein, (A) there has been no event or occurrence that would reasonably be expected to result in a material adverse change in the condition, financial or otherwise, of such Trust or on the power or ability of such Trust to perform its obligations under the Trust Program Documents to which such Trust is a party or to consummate the transactions contemplated in the Time of Sale Prospectus (as to each Trust, a “Trust Material Adverse Effect”) and (B) there have been no transactions entered into by such Trust, other than those in the ordinary course of business, which are material with respect to such Trust.

(iii) Authorization, Etc. This Agreement and the relevant Indenture have been or, in the case of each Indenture, will be prior to the execution thereof, duly authorized, executed and delivered by such Trust and, assuming that each party to the relevant Indenture, other than such Trust, has duly authorized, executed and delivered such Indenture, then the relevant Indenture will be a valid and legally binding agreement of such Trust, enforceable against such Trust in accordance with its terms, as applicable, except (A) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and (B) as enforcement thereof may be limited by requirements that a claim with respect to any Notes issued under the relevant Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. The relevant Notes have been duly authorized by such Trust for offer, sale, issuance and delivery pursuant to this Agreement and, when issued, authenticated and delivered in the manner provided for in the relevant Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of such Trust in accordance with their terms, enforceable against such Trust in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The relevant Notes, when executed by such Trust and issued, authenticated and delivered in the manner provided for in the relevant Indenture and delivered against payment of the consideration therefor as contemplated in the Time of Sale Prospectus, will be entitled to the benefits of the relevant Indenture.

(iv) Absence of Defaults and Conflicts. Such Trust is not (x) in violation of its Trust Agreement or (y) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan or credit agreement, note, lease or other agreement or instrument to which such Trust is a party or by which it may be bound or to which any of the property or assets of such Trust is subject (collectively, as to each Trust, the “Trust Agreements and Instruments”), except for such defaults that would not result in a Trust Material Adverse Effect. The (A) execution, delivery and performance of this Agreement, the relevant Indenture, the relevant Notes and any other agreement or instrument entered into or issued or to be entered into or issued by such Trust in connection with the transactions contemplated by the Time of Sale Prospectus, (B) performance of the relevant Trust Agreement (all agreements and instruments referenced in Section 3(b)(iv)(A) hereof and this Section 3(b)(iv)(B) are referred to herein, as to each Trust, as the “Trust Program Documents”), (C) consummation of the transactions contemplated in the Time of Sale Prospectus (including the issuance and sale of the relevant Notes and the use of proceeds therefrom as described in the Time of Sale Prospectus) and (D) compliance by such Trust with its obligations under the Trust Program Documents have been or will timely be duly authorized by all necessary action and do not constitute a breach, default or violation which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by such Trust under, or, except as contemplated by the Trust Program Documents, result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of such Trust pursuant to, any Trust Agreements and Instruments, nor will such actions result in any violation of the relevant Trust Agreement or, except to the extent that any such violation would not result in a Trust Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Trust or any of its assets, properties or operations.

(v) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation pending, of which such Trust has received written notice or service of process, before or brought by any court or governmental agency or body, domestic or foreign, or, to the knowledge of such Trust, threatened, against or affecting such Trust which is required to be disclosed in the Registration Statement and the Base Prospectus, as amended or supplemented (other than as stated therein), or which would result in a Trust Material Adverse Effect. The performance by such Trust of its obligations under this Trust Agreement and the other Trust Program Documents or the consummation of the transactions contemplated in the Time of Sale Prospectus; and the aggregate of all pending legal or governmental proceedings to which such Trust is a party or of which any of its assets, properties or operations is the subject which are not described in the Registration Statement and the Time of Sale Prospectus, including ordinary routine litigation incidental to the business, may not reasonably be expected to result in an Trust Material Adverse Effect.

(vi) No Filings, Regulatory Approvals, Etc. Except as otherwise set forth in the Time of Sale Prospectus, no filing with, or approval, authorization, consent, license, registration, qualification, if any as may be required, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Trust of the Trust Program Documents or for the performance by such Trust of its obligations under this Agreement and the other Trust Program Documents, except such as have been obtained or rendered, as the case may be, except as may be necessary or required under state or foreign securities or blue sky laws and except with respect to any applicable insurance laws, regulations, rulings, policies and guidelines addressed in the memorandum of Company Counsel received by the Agents pursuant to Section 6(b)(vii) hereof and/or the opinion of Company Counsel received by the Agents pursuant to Section 6(b)(viii) hereof.

(vii) Investment Company Act. Such Trust is not, nor will it be upon the issuance and sale of its series of Notes as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Prospectus, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

(viii) Notes Listed on any Stock Exchange. If specified in the relevant Pricing Supplement, such Trust’s series of Notes described in such Pricing Supplement shall be listed from and after the issue date thereof on the securities exchange designated in such Pricing Supplement.

(ix) Possession of Licenses and Permits. Such Trust possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except for any such jurisdiction in which the failure to be so licensed or authorized would not have a Trust Material Adverse Effect. Such Trust is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Trust Material Adverse Effect. Except as otherwise set forth in the Time of Sale Prospectus, such Trust has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Trust Material Adverse Effect.

(c) Additional Certifications. Any certificate signed by any officer of the Trustee, on behalf of a Trust, or the Company and delivered to one or more Agents and Co-Agents or to Agents Counsel (as defined herein) in connection with an offering of Notes shall be deemed a representation and warranty by such Trust or the Company, as the case may be, to such Agent(s) and Co-Agent(s) as to the matters covered thereby on the date of such certificate.

SECTION 4. PURCHASES AS PRINCIPAL; SOLICITATIONS AS AGENT; OTHER SALES.

(a) Purchases as Principal. Notes purchased from a Trust by the Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent or Agents and the Company and such Trust (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in the applicable Pricing Supplement and shall be agreed upon orally, with written confirmation to be in the form of the applicable Terms Agreement). Unless the context otherwise requires, references herein to “this Agreement” shall include the applicable Terms Agreement of one or more Agents to purchase Notes from a Trust as principal. Each purchase of Notes by the Agents (other than the Retail Agents), unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule B hereto. Each purchase of Notes by a Retail Agent, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule C hereto. Each resale of the Notes by the Lead Retail Agent to any Co-Agent shall be on terms agreed between the Lead Retail Agent and the applicable Co-Agent(s), which terms shall not be inconsistent with any provisions relating to the reoffering of such Notes specified in the applicable Terms Agreement entered into among the Lead Retail Agent on behalf of the applicable Co-Agent(s), the Company and the relevant Trust. The Agents may engage the services of any broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received from a Trust in connection with such purchases to such brokers or dealers.

If a Trust and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Notes from such Trust as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase (the “Defaulted Notes”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(1) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the applicable Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or

(2) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the applicable Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company and such Trust shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Time of Sale Prospectus or the Prospectus or in any other documents or arrangements.

(b) Solicitations as Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and a Trust and an Agent, such Agent, as an agent of the Company and such Trust, will use its reasonable efforts to solicit offers for the purchase of Notes upon the terms set forth in the Registration Statement. Such Agent is authorized to appoint any sub-agent with respect to solicitations of offers to purchase Notes; provided, however, that any such appointment of a sub-agent shall be subject to the prior consent of such Trust and the Company. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed upon between the Company and such Trust and such Agent.

Each Trust reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes of such Trust through an Agent, as an agent of the Company and such Trust, or through any Co-Agent commencing at any time for any period of time or permanently. As soon as practicable after receipt of written instructions to such effect from such Trust, such Agent or Co-Agent, as the case may be, will suspend solicitation of offers for the purchase of Notes issued through such Trust until such time as the Company and such Trust have advised such Agent or Co-Agent, as the case may be, that such solicitation may be resumed.

Each Trust agrees to pay each Agent, other than the Retail Agents, as consideration for soliciting offers to purchase Notes as an agent of the Company and such Trust, a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by such Trust as a result of any such solicitation made by such Agent, as set forth in Schedule B hereto.

Each Trust agrees to pay each Retail Agent, as consideration for soliciting offers to purchase Notes as an agent of the Company and such Trust, a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by such Trust as a result of any such solicitation made by such Retail Agent, as set forth in Schedule C hereto.

No commission will be payable by the Company or any Trust to any Co-Agent as consideration for such Co-Agent’s soliciting offers to purchase Notes or in connection with any purchase of Notes by any such Co-Agent from the Lead Retail Agent. Each Trust agrees to pay the Lead Retail Agent, as consideration for the Lead Retail Agent and any Co-Agent’s soliciting offers to purchase Notes as agents of the Company and such Trust a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by such Trust as a result of any such solicitation made by the Lead Retail Agent and such Co-Agent, as set forth in Schedule C hereto. The Lead Retail Agent and each applicable Co-Agent will share such commission in such proportions as they may agree.

(c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of each series of Notes shall be agreed upon between the relevant Trust and the applicable Agent(s) and specified in the relevant Pricing Supplement to be prepared by the Company and such Trust in connection with the offering of such series of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes of each series will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the issuance and sale of the relevant Notes (the “Procedures”) shall be agreed upon from time to time among the relevant Trust, the Company, the Agent(s) and the Indenture Trustee. The Agents and each Trust agree to perform, and each Trust agrees to cause the Indenture Trustee to perform, and the Company agrees to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

(d) Obligations Several. The Company and each Trust acknowledge that the obligations of the Agents and Co-Agents under this Agreement are several and not joint.

SECTION 5. COVENANTS.

(a) Covenants of the Company. The Company covenants and agrees with each Agent and Co-Agent as follows:

(i) Notice of Certain Events. The Company will notify the Agents and Co-Agents promptly, and confirm such notice in writing, of (A) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any amendment, supplement or revision to any preliminary prospectus, the Time of Sale Prospectus or to the Prospectus (other than any amendment or supplement thereto providing solely for the determination of the variable terms of the Notes), (B) the receipt of any comments from the Commission with respect to the Registration Statement, any preliminary prospectus and the Prospectus, (C) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Base Prospectus, as amended or supplemented, (D) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of any preliminary prospectus or Prospectus, or of the initiation of any proceedings for that purpose or (E) any change in the rating assigned by any nationally recognized statistical rating organization to the Programs or the Notes, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Programs or the Notes, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Programs or the Notes. With respect to the Registration Statement, any preliminary prospectus and the Prospectus, the Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii) Filing or Use of Amendments. The Company will give the Agents and Co-Agents advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes or Funding Agreement(s), as the case may be, any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or to the Prospectus (other than an amendment or supplement thereto providing solely for the determination of the variable terms of the Notes), in each case, pursuant to the 1933 Act, and will provide immediate notice to each relevant Agent and/or Co-Agent of any intention to prepare an amendment or supplement to the Time of Sale Prospectus and, if applicable, to file such amendment or supplement pursuant to the 1933 Act, and will furnish to the applicable Agents and/or Co-Agents copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such document to which the applicable Agents and/or Co-Agents or counsel for the applicable Agents and/or Co-Agents shall reasonably object in writing unless, in the judgment of the Company and its counsel, such amendment or supplement is necessary to comply with law.

(iii) Revisions of Registration Statement. If at any time during the term of this Agreement any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of Agents Counsel or counsel for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend the Registration Statement in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company shall give immediate notice, confirmed in writing, to the Agents and Co-Agents to cease the solicitation of offers for the purchase of Notes and to cease sales of any Notes they may then own, and the Company will promptly prepare and file with the Commission, subject to Section 5(a)(ii) hereof, such amendment as may be necessary to correct such statement or omission or to make the Registration Statement comply with such requirements, and the Company will furnish to the Agents and Co-Agents, without charge, such number of copies of such amendment as the Agents and Co-Agents may reasonably request.

(iv) Use of Free Writing Prospectuses. The Company and the Trusts will not take any action that would result in an Agent, Co-Agent or the Company being required to file with the Commission pursuant to Rule 433(d) or any successor rule under the 1933 Act a free writing prospectus prepared by or on behalf of an Agent and/or Co-Agent that such Agent and/or Co-Agent otherwise would not have been required to file thereunder.

(v) Use of Time of Sale Prospectuses. If the Time of Sale Prospectus is being used to solicit offers to buy any Notes of a series at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the relevant Agent(s) and/or Co-Agent(s) or counsel for the Company, to amend or supplement the Time of Sale Prospectus in writing in order that the Time of Sale Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Time of Sale Prospectus is conveyed to a prospective purchaser, or if, in the reasonable opinion of either such counsel, it is necessary to amend or supplement the Time of Sale Prospectus to comply with the 1933 Act or 1933 Act Regulations, the Company shall give notice, confirmed in writing, to each of the applicable Agents and/or Co-Agents, and the Company will promptly prepare and, if applicable, file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Time of Sale Prospectus comply with such requirements, and the Company will furnish to each of the applicable Agents and/or Co-Agents, without charge, such number of copies of such amendment or supplement, as the relevant Agents and/or Co-Agents may reasonably require.

(vi) Revisions of Prospectus. If at any time when, in the reasonable opinion of Agents Counsel or Company Counsel, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act) is required to be delivered any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of Agents Counsel or Company Counsel, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act) is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company shall give immediate notice, confirmed in writing, to the Agents and Co-Agents to cease the solicitation of offers for the purchase of Notes and to cease sales of any Notes they may then own, and the Company will promptly prepare and file with the Commission, subject to Section 5(a)(ii) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Prospectus comply with such requirements, and the Company will furnish to the Agents and Co-Agents, without charge, such number of copies of such amendment or supplement as the Agents and Co-Agents may reasonably request. In addition, the Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of each offering of Notes.

(vii) Reporting Requirements. The Company, on its behalf and as depositor and sponsor of the Programs, on behalf of the Trusts, will file all documents required to be filed with the Commission on its behalf or on behalf of the Trusts pursuant to the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

(viii) Blue Sky Qualifications. The Company shall endeavor to qualify each series of Notes for offer and sale under the securities or blue sky laws of such jurisdictions as the relevant Agents and/or Co-Agents shall reasonably request and to maintain such qualifications for as long as such Agents and/or Co-Agents shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, and the Company shall timely obtain all approvals, authorizations, consents, licenses, registrations and qualifications that may be required by any rules or regulations of any securities exchange in respect of any Notes.

(ix) Authorization to Act on Behalf of the Company. The Company will, from time to time, upon written request, deliver to the Agents and Co-Agents a certificate as to the names and signatures of those persons authorized to act on behalf of the Company in relation to the Programs if such information has changed.

(x) Delivery of the Registration Statement. The Company will furnish to each Agent and Co-Agents and to Agents Counsel, without charge, conformed copies of the Registration Statement and conformed copies of all consents and certificates of experts. The Registration Statement furnished to the Agents and Co-Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(xi) Delivery of the Preliminary Prospectuses and Time of Sale Prospectus. The Company will deliver to each applicable Agent and Co-Agents, without charge, as many copies of each preliminary prospectus as such Agent and/or Co-Agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each applicable Agent and Co-Agent, without charge, such number of copies of the Time of Sale Prospectus (as amended or supplemented) as such Agent and/or Co-Agent may reasonably request. Each such document furnished to the Agents and Co-Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(xii) Delivery of Free Writing Prospectuses. The Company will deliver to each applicable Agent and Co-Agent, without charge, as many copies of each free writing prospectus, prepared by or on behalf of, used by, or referred to by the Company. To the extent applicable, each such document furnished to the applicable Agent(s) and/or Co-Agent(s) will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(xiii) Delivery of the Prospectus. The Company will furnish to each applicable Agent and Co-Agent, without charge, such number of copies of the Prospectus (as amended or supplemented) as such Agent and/or Co-Agent may reasonably request. It is hereby acknowledged that the Company intends to rely on the provisions of Rule 172 of the 1933 Act Regulations with respect to delivery of the Prospectuses. The Prospectus and any amendments or supplements thereto furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(xiv) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and Co-Agents. The Company will deliver such Pricing Supplement no later than 11:00 a.m., New York City time, on the second business day following the Applicable Time for the relevant Trust and will timely file such Pricing Supplement pursuant to Rule 424(b) under the 1933 Act, provided, that, with respect to Notes to be issued under the Retail Program, the Company shall make a commercially reasonable effort to meet these obligations within one Business Day following the date of the Company’s offer for the purchase of the Notes.

(xv) Listing. In order for the Notes to be deemed “covered securities” under Section 18 of the 1933 Act, the Company shall use reasonable efforts to obtain and maintain approval for the listing of at least one series of the Notes on the New York Stock Exchange, the American Stock Exchange or another national securities organization as provided in Section 18(a) of the 1933 Act.

(xvi) Restrictions on the Offer and Sale of Funding Agreement(s). Except in connection with the Retail Program or as otherwise agreed, the Company shall not issue or agree to issue, during the period commencing on the date of the agreement of one or more Agents with a Trust to purchase a series of Notes as principal or solicit offers for the purchase of a series of Notes as agent and continuing to and including the Settlement Date with respect to such series of Notes (if the applicable Agent is acting as principal) or the date of delivery of such series of Notes (if the applicable Agent is acting as agent), any Funding Agreement or similar agreement for the purpose of supporting the issuance by a special purpose entity of securities denominated in the same currency and substantially similar to such series of Notes to the same potential investors (other than (i) the Funding Agreement issued or to be issued to such Trust in connection with such series of Notes or (ii) any funding agreement or guaranteed investment contract that has been previously issued by the Company, matured and is to be reissued or renewed during such period), in each case without the prior written consent of each applicable Agent.

(xvii) The Depository Trust Company. The Company shall endeavor to assist the Agents in arranging to cause the Notes to be eligible for settlement through the facilities of The Depository Trust Company.

(xviii) Outstanding Aggregate Principal Amount of Notes. The Company will promptly, upon request by an Agent and/or Co-Agent, notify such Agent and/or Co-Agent of the aggregate principal amount of Notes then outstanding in their currency of denomination and (if so requested) expressed in U.S. dollars. For the purpose of determining the aggregate principal amount of Notes outstanding, (A) the principal amount of Notes, denominated in a currency other than U.S. dollars, shall be converted into U.S. dollars using the spot rate of exchange for the purchase of the relevant currency against payment of U.S. dollars being quoted by the Paying Agent or the Calculation Agent, as applicable, each as defined in the relevant Indenture, on the date on which such Notes were initially offered, (B) any Notes which provide for an amount less than the principal amount thereof to be due and payable upon redemption following an Event of Default as defined in the relevant Indenture in respect of such Notes shall have a principal amount equal to their issue amount, (C) any zero coupon Notes shall have a principal amount equal to their issue price and (D) the currency in which any Notes are payable, if different from the currency of their denomination, shall be disregarded.

(b) Covenants of the Trust. Each Trust covenants and agrees, only as to itself, with each Agent and Co-Agent as follows:

(i) Use of Proceeds. Such Trust will use the net proceeds received by it from the issuance and sale of its Notes in the manner specified in the Time of Sale Prospectus.

(ii) Settlement. Such Trust shall endeavor to assist the Agents in arranging to cause its Notes to be eligible for settlement through the facilities of The Depository Trust Company.

(iii) Notice of Amendment to relevant Indenture or relevant Trust Agreement. Such Trust will give the Agents and Co-Agents at least three business days’ prior notice in writing of any proposed amendment to the relevant Indenture or the relevant Trust Agreement and, except in accordance with the applicable provisions of such Indenture or such Trust Agreement, not make or permit to become effective any amendment to such Indenture or such Trust Agreement that may adversely affect the interests of the Agents and Co-Agents.

(iv) Notice of Meeting. Such Trust will furnish, or cause to be furnished, to the Agents and Co-Agents, at the same time as it is dispatched, a copy of notice of any meeting of the holders of Notes which is called to consider any matter which is material in the context of such Trust.

(v) Blue Sky Qualifications. Such Trust shall endeavor to qualify its Notes for offer and sale under the securities or blue sky laws of such jurisdictions as the relevant Agents and/or Co-Agents shall reasonably request and to maintain such qualifications for as long as such Agents and/or Co-Agents shall reasonably request; provided, however, that such Trust shall not be obligated to file any general consent to service or to qualify as a foreign corporation or a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vi) Authorization to Act on Behalf of such Trust. Such Trust will, from time to time, upon written request, deliver to the relevant Agents and Co-Agents a certificate as to the names and signatures of those persons authorized to act on behalf of such Trust in relation to the Programs if such information has changed.

(c) Covenants of the Agents and the Co-Agents. Each Agent and each Co-Agent severally covenants with the Company:

(i) Delivery of Free Writing Prospectuses and Other Marketing Materials. Except as otherwise provided in the applicable Terms Agreement, such Agent or Co-Agent, as the case may be, will furnish the Company with a copy of each proposed free writing prospectus that is required to be filed pursuant to Rule 433(d) under the 1933 Act or is or will be part of the Time of Sale Prospectus or any other marketing materials relating to or to be used in connection with any offer or sale of the Notes to be prepared by or on behalf of such Agent or Co-Agent, as the case may be, before its first use and will not use any free writing prospectus or such marketing materials to which the Company reasonably objects.

(ii) Use of Free Writing Prospectuses and Other Marketing Materials. Such Agent or Co-Agent, as the case may be, will use a free writing prospectus or any other marketing materials prepared by or on behalf of such Agent or Co-Agent, as the case may be, only if such free writing prospectus or such marketing materials complies in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(iii) Distribution of Free Writing Prospectuses and Other Marketing Materials. Such Agent or Co-Agent, as the case may be, will not distribute any free writing prospectus or any other marketing materials used or referred to by such Agent or Co-Agent, as the case may be, in a manner reasonably designed to lead to its broad unrestricted dissemination; provided that this covenant shall not apply to any free writing prospectus or such marketing materials forming part of the Time of Sale Prospectus or any free writing prospectus or such marketing materials prepared or approved by the Company for broad unrestricted dissemination.

SECTION 6. CONDITIONS PRECEDENT. The obligations of one or more Agents to purchase Notes from a Trust as principal and to solicit offers for the purchase of Notes as an agent of such Trust, the obligations of Co-Agents to solicit offers to purchase Notes and to purchase Notes from the Lead Retail Agent, and the obligations of any purchasers of Notes sold through an Agent as an agent of such Trust, will be subject to the accuracy of the representations and warranties, as of the date on which such representations and warranties were made or deemed to be made pursuant to Section 3 hereof, on the part of such Trust and the Company herein contained or contained in any certificate of an officer of such Trust or the Company, respectively, delivered pursuant to the provisions hereof, to the performance and observance by such Trust and the Company of their respective covenants and other obligations hereunder, and to the following additional conditions precedent:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents and Co-Agents.

(b) Legal Opinions and Negative Assurance Letters. On the date of execution of this Agreement (or, in the case of the opinion letter specified in clause (xi) below, prior to the first issuance of Notes under either Program), the Agents and Co-Agents shall have received the following legal opinions and negative assurance letter, dated as of the date of this Agreement (or, in the case of the opinion letter specified in clause (xi) below, dated as of or prior to the date of the first issuance of Notes under either Program) and in form and substance satisfactory to the Agents and Co-Agents:

(i) Opinion of Internal Counsel for the Company. The opinion of internal counsel for the Company to the effect set forth in Exhibit A hereto.

(ii) Negative Assurance Letter of Company Counsel. The negative assurance letter of Sidley Austin Brown & Wood LLP or other legal counsel selected by the Company and reasonably satisfactory to the Agents and Co-Agents (“Company Counsel”) to the effect set forth in Exhibit B hereto.

(iii) Opinion of Counsel for the Company Concerning Certain Insolvency Law Matters. The opinion of Counsel for the Company to the effect set forth in Exhibit C hereto.

(iv) Opinion of Company Counsel Concerning Certain Federal Securities Law Matters. The opinion of Company Counsel to the effect set forth in Exhibit D hereto.

(v) Opinion of Company Counsel Concerning Certain New York, Illinois and Federal Law Matters. The opinion of Company Counsel to the effect set forth in Exhibit E hereto.

(vi) Opinion of Company Counsel Concerning Certain Tax Law Matters. The opinion of Company Counsel to the effect set forth in Exhibit F hereto.

(vii) Memorandum of Company Counsel Concerning Certain Insurance Law Matters. The memorandum of Company Counsel to the effect set forth in Exhibit G hereto.

(viii) Opinion of Company Counsel Concerning Certain Insurance Law Matters. The opinion of Company Counsel to the effect set forth in Exhibit H hereto.

(ix) Opinion and Negative Assurance Letter of Agents Counsel. The opinion and negative assurance letter of LeBoeuf, Lamb, Greene & MacRae LLP or other legal counsel selected by Morgan Stanley & Co. Incorporated and reasonably satisfactory to the Company (“Agents Counsel”) to the effect set forth in Exhibit I hereto.

(x) Opinion of Counsel for the Trustee. The opinion of Emmet, Marvin & Martin LLP, counsel for the Trustee, to the effect set forth in Exhibit J.

(xi) Opinion of Counsel for the Indenture Trustee. The opinion of Cravath, Swaine & Moore LLP, counsel for the Indenture Trustee, to the effect set forth in Exhibit K hereto.

(xii) Opinion of Counsel for the Trust Beneficial Owner. The opinion of Schuyler, Roche & Zwirner, P.C., counsel for the Trust Beneficial Owner, to the effect set forth in Exhibit L hereto.

(c) Company Officers’ Certificates. On the date of this Agreement, there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Agents and Co-Agents shall have received a certificate of either the principal financial officer or a senior vice president of the Company, dated as of the date of this Agreement, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties of the Company herein contained are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of each such officer’s knowledge, are threatened by the Commission.

(d) Comfort Letter of the Accountants. Prior to the first issuance of Notes under either Program, the Agents and Co-Agents shall have received a letter from KPMG LLP or its successor (the “Accountants”), dated such date and in form and substance satisfactory to the Agents and Co-Agents, to the effect set forth in Exhibit M hereto.

(e) Additional Documents. On the date of this Agreement, counsel to the Agents and Co-Agents shall have been furnished with such documents and opinions as such counsel may require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the relevant Trust and the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and Co-Agents and to counsel to the Agents and Co-Agents.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent(s) and/or Co-Agent(s) by notice to the relevant Trust and the Company at any time and any such termination shall be without liability of any party to any other party except as provided in Section 11 hereof and except that Section 9, Section 10, Section 12, Section 15 and Section 16 hereof shall survive any such termination and remain in full force and effect.

SECTION 7. DELIVERY OF AND PAYMENT FOR NOTES SOLD THROUGH AN AGENT OR CO-AGENT AS AGENT. Delivery of Notes sold through an Agent or Co-Agent, as the case may be, as an agent of the relevant Trust shall be made by such Trust to such Agent or, if applicable, to the Retail Agent on behalf of such Co-Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent or, if applicable, the Lead Retail Agent on behalf of such Co-Agent shall promptly notify the Company and such Trust and deliver such Note to such Trust and, if such Agent or, if applicable, the Lead Retail Agent on behalf of such Co-Agent has theretofore paid such Trust for such Note, such Trust will promptly return such funds to such Agent or, if applicable, the Lead Retail Agent on behalf of such Co-Agent. If such failure has occurred for any reason other than default by such Agent or, if applicable, the Lead Retail Agent or such Co-Agent in the performance of its obligations hereunder, the Company and such Trust will reimburse such Agent or, if applicable, the Lead Retail Agent on behalf of such Co-Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to such Trust’s account.

SECTION 8. ADDITIONAL COVENANTS OF THE COMPANY AND THE TRUSTS. Each of the Company and each Trust further covenants and agrees with each Agent and each Co-Agent as follows:

(a) Subsequent Delivery of Company Officers’ Certificate. In the event that:

(1) the Registration Statement or the Base Prospectus has been amended or supplemented (other than (A) by an amendment or supplement providing solely for the determination of the variable terms of the Notes or (B) in connection with the filing of any report under Section 13 or Section 15(d) of the 1934 Act) (each, a “Registration Statement Amendment”);

(2) the Company has filed with the Commission, pursuant to the 1934 Act, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as the case may be (each, a “Company Periodic Report”);

(3) the Company has filed with the Commission a Current Report on Form 8-K under Item 1.03, 2.01, 4.01 and/or 5.01 thereof and the applicable Agent(s) and/or Co-Agent(s) make(s) a reasonable request of the Company (each, an “8-K Request”); or

(4) the Company, the relevant Trust and the applicable Agent(s) and Co-Agent(s) so agree in connection with the proposed issuance of a series of Notes (each, an “Issuance Request”),

then the Company shall furnish or cause to be furnished to the applicable Agents and Co-Agents promptly upon such Registration Statement Amendment, Company Periodic Report, 8-K Request or Issuance Request, as applicable, a certificate dated the date of filing or effectiveness of the Registration Statement Amendment, as applicable, the date of the Company Periodic Report, the date of the Current Report on Form 8-K relating to the 8-K Request or the date agreed to in connection with such Issuance Request, as the case may be, in a form reasonably satisfactory to the applicable Agents and Co-Agents, to the effect that the statements contained in the certificate referred to in Section 6(c) hereof which was last furnished to the applicable Agents and Co-Agents is true and correct at the date of filing or effectiveness of the Registration Statement Amendment, as applicable, the date of the Company Periodic Report, the date of the Current Report on Form 8-K relating to the 8-K Request or the date agreed to in connection with such Issuance Request, as the case may be, as though made at and as of such date or, in lieu of such certificate, a certificate of substantially the same tenor as the certificate referred to in Section 6(c) hereof, modified as necessary to relate to the Registration Statement Amendment, the Company Periodic Report or the Current Report on Form 8-K relating to the 8-K Request (or other report filed by the Company under Section 13 or Section 15(d) of the 1934 Act in connection with an Issuance Request) to the date of delivery of such certificate (it being understood that, in the case of an Issuance Request in connection with an agreement by an Agent or Agents to purchase Notes from a Trust as principal, and/or an agreement by a Co-Agent to purchase Notes from the Lead Retail Agent, any such certificate shall also include a certification that there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, since the date of such agreement by such Agent or Agents to purchase Notes from such Trust as principal); provided, however, that any delivery of certificates as required by this Section 8(a) due to the filing of a Registration Statement Amendment, the filing of a Company Periodic Report or an 8-K Request shall only be required to be delivered on or prior to the pricing date for the series of Notes to be issued immediately after such filing or request.

(b) Subsequent Delivery of Legal Opinions. In the event of an Issuance Request, the Company shall furnish or cause to be furnished to the applicable Agent(s) and Co-Agent(s) promptly upon such Issuance Request legal opinions of internal counsel for the Company, Company Counsel, counsel for the Trustee, counsel for the Indenture Trustee and counsel for the Trust Beneficial Owner, as applicable, dated the date agreed to in connection with such Issuance Request, in form and substance reasonably satisfactory to the applicable Agent(s) and Co-Agent(s), of substantially the same tenor as the legal opinions referred to in Section 6(b)(i), Section 6(b)(iii), Section 6(b)(iv), Section 6(b)(v), Section 6(b)(vi), Section 6(b)(x), Section 6(b)(xi) and Section 6(b)(xii) hereof, as applicable, modified as necessary, to the extent applicable, to relate to the Registration Statement, the Time of Sale Prospectus and the Base Prospectus, as applicable, as amended and supplemented, and to any report filed by the Company under Section 13 or Section 15(d) of the 1934 Act, in each case through the time of delivery of such legal opinions or, in lieu of such legal opinions, counsel last furnishing such legal opinions to the applicable Agent(s) and Co-Agent(s) shall furnish such applicable Agent(s) and Co-Agent(s) with a letter substantially to the effect that the applicable Agent(s) and Co-Agent(s) may rely on such last legal opinions to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last legal opinions shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and the Base Prospectus, as applicable, as amended and supplemented to the time of delivery of such letter authorizing reliance).

(c) Subsequent Delivery of Negative Assurance Letter of Company Counsel. In the event of:

(1) a Registration Statement Amendment;

(2) a Company Periodic Report;

(3) an 8-K Request; or

(4) an Issuance Request,

then the Company shall furnish or cause to be furnished to the Agents and Co-Agents promptly upon such Registration Statement Amendment, Company Periodic Report, 8-K Request or Issuance Request, as applicable, a negative assurance letter of Company Counsel dated the date of filing or effectiveness of the Registration Statement Amendment, as applicable, the date of the Company Periodic Report, the date of the Current Report on Form 8-K relating to the 8-K Request or the date agreed to in connection with such Issuance Request, as the case may be, in form and substance reasonably satisfactory to the Agents and Co-Agents, of substantially the same tenor as the negative assurance letter referred to in Section 6(b)(ii) hereof, modified as necessary to relate to the Registration Statement Amendment, the Company Periodic Report or the Current Report on Form 8-K relating to the 8-K Request (or other report filed by the Company under Section 13 or Section 15(d) of the 1934 Act in connection with an Issuance Request) to the time of delivery of such negative assurance letter or, in lieu of such negative assurance letter, counsel last furnishing such negative assurance letter to the Agents and Co-Agents shall furnish such Agents and Co-Agents with a letter substantially to the effect that the Agents and Co-Agents may rely on such last negative assurance letter to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last negative assurance letter shall be deemed to relate to the Registration Statement and the Base Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); provided, however, that any negative assurance letter to be delivered pursuant to an Issuance Request in connection with the proposed issuance of a series of Notes will be further modified, as necessary, to also relate to the applicable Time of Sale Prospectus, and, provided, further, that any delivery of negative assurance letter as required by this Section 8(c) due to the filing of a Registration Statement Amendment, the filing of a Company Periodic Report or an 8-K Request shall only be required to be delivered on or prior to the pricing date for the series of Notes to be issued immediately after such filing or request.

(d) Subsequent Delivery of Negative Assurance Letter of Agents Counsel. As soon as practicable after the Company has filed its Annual Report on Form 10-K for its most recent fiscal year with the Commission, commencing with the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, but in no event later than the first pricing date for a series of Notes after such filing, or upon the reasonable request of any Agent or Co-Agent, the Company shall furnish or cause to be furnished to the Agents and Co-Agents a negative assurance letter of Agents Counsel, dated as soon as practicable after the date of filing of such Annual Report on Form 10-K with the Commission or such other date as is appropriate in connection with a request of an Agent or Co-Agent, relating to the Registration Statement and the Base Prospectus as amended and supplemented to the time of delivery of such negative assurance letter.

(e) Subsequent Annual Delivery of Legal Opinions. Unless otherwise agreed to among the Company, the Agents and the Co-Agents, the Company shall furnish or cause to be furnished to the Agents and Co-Agents on or about each anniversary of the date hereof, each of the opinions set forth in Section 6(b)(i), Section 6(b)(iii), Section

6(b)(iv), Section 6(b)(v), Section 6(b)(vi), Section 6(b)(x), Section 6(b)(xi) and Section 6(b)(xii) hereof, dated such date, in form and substance reasonably satisfactory to the Agents and Co-Agents, of substantially the same tenor as such opinions referred to in Section 6(b)(i), Section 6(b)(iii), Section 6(b)(iv), Section 6(b)(v), Section 6(b)(vi), Section 6(b)(x), Section 6(b)(xi) and Section 6(b)(xii) hereof, modified as necessary to relate to the Registration Statement, the Time of Sale Prospectus and the Base Prospectus, as applicable, as amended and supplemented to the time of delivery of such opinions.

(f) Delivery of Legal Opinions or Reliance Letters Upon Issuance of Notes. Unless otherwise agreed to among the Company and the applicable Agent(s) and Co-Agent(s), the Company shall furnish or cause to be furnished to the applicable Agent(s) and Co-Agent(s) in connection with each issuance of a series of Notes by the applicable Trust (i) an opinion of internal counsel for the Company (or a reliance letter authorizing reliance by such Agent(s) and Co-Agent(s) on an opinion of like tenor) as to the validity and enforceability of the Funding Agreement being issued in connection therewith and (ii) an opinion of Company Counsel (or a reliance letter authorizing reliance by such Agent(s) and Co-Agent(s) on an opinion of like tenor) as to the validity and enforceability of such Notes, and, if the applicable Trust is to be formed in a jurisdiction other than the State of Illinois, all applicable opinions under the laws of the jurisdiction under which the applicable Trust is to be formed, in each case, dated the date of such issuance, and in form and substance reasonably satisfactory to such Agent(s) and Co-Agent(s); provided, however, that, in connection with any such issuance of a series of Notes by the applicable Trust under the Retail Program, the opinion contemplated by Section 8(f)(ii) hereof shall be required to be furnished only at the reasonable expense of each applicable Retail Agent and Co-Agent upon request to the Company.

(g) Subsequent Delivery of Comfort Letter. In the event of:

(1) a Registration Statement Amendment;

(2) a Company Periodic Report;

(3) an 8-K Request (provided that the Current Report on Form 8-K relating to such 8-K Request contains financial statements or other financial information); or

(4) an Issuance Request,

then the Company shall cause the Accountants to furnish to the Agents and Co-Agents promptly upon such Registration Statement Amendment, Company Periodic Report, 8-K Request or Issuance Request, as applicable, a letter, dated the date of filing or effectiveness of the Registration Statement Amendment, as applicable, the date of the Company Periodic Report, the date of the Current Report on Form 8-K relating to the 8-K Request or the date agreed to in connection with such Issuance Request, as the case may be, in form reasonably satisfactory to the Agents, of substantially the same tenor as the letter referred to in Section 6(d) hereof, modified as necessary to relate to the Registration

Statement Amendment and the Base Prospectus as amended and supplemented to the date of such letter; provided, however, that if the Registration Statement or the Base Prospectus is amended or supplemented solely to include or incorporate by reference unaudited financial statements or other information as of and for a fiscal quarter, the Accountants may limit the scope of such letter to such unaudited financial statements or other information included or incorporated by reference in such amendment or supplement; provided, further, however, that any comfort letter to be delivered pursuant to an Issuance Request in connection with the proposed issuance of a series of Notes will be further modified, if applicable, to also relate to the applicable Time of Sale Prospectus, and, provided, further, that any delivery of any letter as required by this Section 8(g) due to the filing of a Registration Statement Amendment, the filing of a Company Periodic Report or an 8-K Request shall only be required to be delivered on or prior to the pricing date for the series of Notes to be issued immediately after such filing or request.

SECTION 9. INDEMNIFICATION.

(a) Indemnification of the Agents and Co-Agents. Each of the Company and each Trust (only as to itself in connection with the issuance of its series of Notes and not with respect to any other Trust), jointly and severally, agrees to indemnify and hold harmless each Agent and Co-Agent, their respective directors and officers, and each person, if any, who controls such Agent or Co-Agent, as the case may be, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus (solely with respect to the applicable Agent(s) or Co-Agent(s), as the case may be, for the related series of Notes), the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 9(d) hereof) any such settlement is effected with the written consent of the relevant Trust and the Company; and

(3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Agent or Co-Agent, as the case may be), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under Section 9(a)(i) or Section 9(a)(ii) hereof;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of (A) an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents and/or the Co-Agents, as the case may be, expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, the Time of Sale Prospectus (solely with respect to the applicable Agent(s) or Co-Agent(s), as the case may be, for the related series of Notes), the Prospectus or any amendment or supplement thereto; or (B) any use of the Prospectus by the applicable Agent or Co-Agent, as the case may be, to sell Notes or to solicit offers for the purchase of Notes (x) after such time as the relevant Trust shall have provided written notice pursuant to Section 4(b) hereof to the Agents and/or the Co-Agents, as the case may be, to suspend the solicitation of offers for the purchase of Notes and (y) before such time as the relevant Trust shall have advised such Agent or Co-Agent as the case may be, that such solicitation may be resumed.

(b) Indemnification of the Trusts and the Company. Each Agent and each Co-Agent severally but not jointly agrees to indemnify and hold harmless (i) each Trust and each person, if any, who controls such Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and (ii) the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, the Time of Sale Prospectus (solely with respect to the applicable Agent(s) for the related series of Notes), the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Agents and/or the Co-Agents, as the case may be, expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, the Time of Sale Prospectus (solely with respect to the applicable Agent(s) or Co-Agent(s), as the case may be, for the related series of Notes), the Prospectus or any amendment or supplement thereto.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 9(a) hereof, counsel to the indemnified parties shall be selected by the applicable

Agent(s) and/or Co-Agent(s), as the case may be, and, in the case of parties indemnified pursuant to Section 9(b) hereof, counsel to the indemnified parties shall be selected by the relevant Trust or the Company, as applicable. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 or Section 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, however, that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of execution of any such settlement agreement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable and (2) provides written notice to such indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

SECTION 10. CONTRIBUTION. If the indemnification provided for in Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the relevant Trust or the Company, on the one hand, and the applicable Agent(s) or Co-Agent(s), as the case may be, on the other hand, from the offering of the relevant series of Notes that were the subject of the claim for indemnification or (b) if the allocation provided by Section 10(a) hereof is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 10(a) hereof but also the relative fault of the relevant Trust or the Company, on the one hand, and the applicable Agent(s) or Co-Agent(s), as the case may be, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the relevant Trust or the Company, on the one hand, and the applicable Agent(s) or Co-Agent(s), as the case may be, on the other hand, in connection with the offering of the relevant series of Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the relevant Trust and the total discount or commission received by each applicable Agent or Co-Agent, as the case may be, bears to the aggregate initial offering price of such Notes.

The relative fault of the relevant Trust or the Company, on the one hand, and the applicable Agent(s) or Co-Agent(s), as the case may be, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the relevant Trust or the Company, on the one hand, or by the applicable Agent(s) or Co-Agent(s), as the case may be, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each Trust, the Company, the Agents and the Co-Agents agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the applicable Agent(s) or Co-Agent(s), as the case may be, were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 10, (i) no Agent, acting as an agent under this Agreement, shall be required to contribute any amount in excess of the amount by which the total price at which any Notes underwritten by such Agent and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission, (ii) no Agent, acting as a principal under this Agreement, shall be required to contribute any amount in excess of the amount by which the total price at which any Notes underwritten by such Agent and distributed to the public were offered to the public exceeds the amount of any damages which such

Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Notes purchased from a Trust by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 10 are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent has agreed to purchase from such Trust.

For purposes of this Section 10, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each person, if any, who controls the relevant Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each director and officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the relevant Trust or the Company, as the case may be.

SECTION 11. PAYMENT OF EXPENSES. Each Trust and the Company will pay all expenses incident to the performance of the obligations of such Trust and the Company under this Agreement, including:

(a) the preparation, filing, printing and delivery of the Registration Statement as originally filed and all amendments thereto and any preliminary prospectus, free writing prospectus, Time of Sale Prospectus, Prospectus and any amendments or supplements thereto;

(b) the preparation, printing and delivery of the Trust Program Documents and the Company Program Documents;

(c) the preparation, issuance and delivery of such Trust’s Notes, including any fees and expenses relating to the eligibility and issuance of such Trust’s Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for such Trust’s Notes;

(d) the fees and disbursements of the Company’s and such Trust’s accountants, counsel and other advisors or agents (including any calculation agent or exchange rate agent) and of the Trustee, the Indenture Trustee and their respective counsel;

(e) the reasonable fees and disbursements of counsel to the Agents and/or Co-Agents, as the case may be, incurred in connection with the maintenance of the Programs and, unless otherwise agreed, incurred from time to time in connection with the transactions contemplated hereby;

(f) the fees charged by nationally recognized statistical rating organizations for the rating of the Programs and such Trust’s Notes;

(g) the fees and expenses incurred in connection with any listing of such Trust’s Notes on a securities exchange;

(h) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the “NASD”); and

(i) any advertising and other out-of-pocket expenses of the Agents and/or Co-Agents, as the case may be, incurred with the approval of such Trust and the Company.

SECTION 12. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, including the indemnity and contribution provisions of Section 9 and Section 10 hereof, or in certificates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents and/or Co-Agent, as the case may be, or any controlling person of an Agent and/or Co-Agent, as the case may be, or by or on behalf of the relevant Trust or the Company, and shall survive each delivery of and payment for the Notes.

SECTION 13. TERMINATION.

(a) Termination of this Agreement. This Agreement (excluding any agreement by one or more Agents to purchase Notes from a Trust as principal) may be terminated for any reason, at any time by (i) the relevant Trust or the Company as to all the Agents and/or Co-Agents, as the case may be, or one or more but less than all the Agents or (ii) an Agent and/or Co-Agent, as the case may be, as to itself, in each case, upon the giving of 10 days’ prior written notice of such termination to the applicable parties hereto; provided, however, that notice of any termination by (i) the relevant Trust or the Company as to all the Retail Agents and/or Co-Agents, as the case may be, or one or more but less than all the Retail Agents and/or Co-Agents, as the case may be, or (ii) a Retail Agent and/or Co-Agents, as the case may be, as to itself, in each case, will be 30 days’ prior written notice.

(b) Termination of Agreement to Purchase Notes as Principal. The applicable Agent(s) may terminate any agreement by such Agent(s) to purchase Notes from a Trust as principal, immediately upon notice to the Company and such Trust, at any time at or prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Time of Sale Prospectus (exclusive of any supplement thereto), any material adverse change in (x) the condition, financial or otherwise, of such Trust or (y) the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if such Notes are denominated and/or payable in, or indexed to, one or more foreign or composite currencies, in the financial markets in the jurisdiction or jurisdictions of the currency or currencies in which such Notes are so denominated and/or payable or to which such Notes are so indexed, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any similar change or similar development or event involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable or inadvisable to market such Notes or enforce contracts for the sale of such Notes, or (iii) trading in any securities of the Company or any Trust has been suspended or materially limited by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the NASDAQ National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or, to the extent offers or sales of Notes are made to non-U.S. investors, with respect to Clearstream or Euroclear systems in Europe, or (iv) a banking moratorium has been declared by either Federal or New York authorities or by the relevant authorities in the country or countries of origin of any foreign or composite currency in which such Notes are denominated and/or payable or (v) the rating assigned by any nationally recognized statistical rating organization to the Programs or the Notes or the financial strength rating of the Company as of the date of such agreement shall have been lowered or withdrawn since that date or if any such rating organization shall have publicly announced since the date of such agreement that it has under surveillance or review, with negative implications, its rating of the Programs or the Notes or the financial strength rating of the Company.

(c) General. In the event of any such termination, no party will have any liability to any other party hereto or further obligations or responsibilities hereunder, except that (i) the applicable Agents shall be entitled to any commissions earned in accordance with the third and fourth paragraphs of Section 4(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it from a Trust as principal or any Co-Agent shall own any Notes purchased from the Lead Retail Agent or (b) an offer to purchase any of the Notes has been accepted by a Trust but such termination is effective prior to the time of delivery of the Notes to the purchaser of such Notes or his or her agent, the covenants set forth in Section 5 and Section 8 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 5(a)(xii) hereof, the indemnity and contribution agreements set forth in Section 9 and Section 10 hereof, and the provisions of Section 11, Section 12, Section 15 and Section 16 hereof shall remain in effect.

SECTION 14. NOTICES. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telecopier or telegram, and any such notice shall be effective when received at the address specified below.

If to a Trust:

As set forth in the coordination agreement set forth in Section E of the Pricing Instrument

If to the Company:

GE Life and Annuity Assurance Company

6610 West Broad Street

Richmond, Virginia 23230

Attention: Heather Harker, Vice President and Associate General Counsel

Telecopy No.: (804) 281-6005

If to the Agents or Co-Agents:

To each Agent and/or Co-Agent at the address specified in Schedules A-1, A-2 or A-3, as the case may be,

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 14.

SECTION 15. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agents, the Co-Agents, the Trusts and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Section 9 and Section 10 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. GOVERNING LAW. This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles. Any suit, action or proceeding brought by a Trust or the Company against any Agent and/or Co-Agent, as the case may be, in connection with or arising under this Agreement may be brought in the non-exclusive jurisdiction of the Borough of Manhattan, the City of New York.

SECTION 17. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 18. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

SECTION 19. AMENDMENTS.

(a) Amendments Generally. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by all then existing Trusts, the Company, the Agents and the Co-Agents. The Company

may from time to time nominate any institution as a new Agent hereunder either in respect of the Programs generally or in relation to a particular series of Notes only; in which event, upon confirmation by such institution of an agent accession letter in the form of, or substantially in the form of, Exhibit P-1 or P-2 hereto, as the case may be, such institution shall become a party hereto, subject as provided below, with all the authority, rights, powers, duties and obligations of an Agent or Co-Agent, as the case may be, as if originally named as an Agent or Co-Agent, as the case may be, hereunder; provided, further, that, in the case of an institution which has become an Agent or Co-Agent, as the case may be, in relation to a particular series of Notes, following the issue of such series of Notes, the relevant new Agent or Co-Agent, as the case may be, shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, such series of Notes.

(b) Notice to Rating Agencies. The parties hereto acknowledge and agree that a copy of each amendment to this Agreement effected pursuant to this Section 19 shall be provided promptly by the Company to the following Rating Agencies at the following addresses:

Standard & Poor’s Ratings Group,

a division of The McGraw-Hill Companies, Inc.

55 Water Street

New York, New York 10041

Attention: Capital Markets

Telecopy No.: 212-438-5215

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Attention: Moody’s Investors Service Life Insurance Group

Telecopy No.: 212-553-4805

or such other addresses previously furnished in writing to the Company by any Rating Agency in the future; provided, however, that any failure by the Company to deliver copies of any amendment required to be delivered pursuant to this Section 19 shall not constitute a breach of, or an event of default under, this Agreement.

SECTION 20. STABILIZATION. The Agent(s) may, to the extent permitted by applicable laws, over-allot and effect transactions in any over-the-counter market or otherwise in connection with the distribution of the Notes with a view to supporting the market price of Notes at levels higher than those that might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. In such circumstances, as between the Company and a Trust, on one hand, and one or more Agents, on the other hand, such Agent(s) shall act as principal, and any loss resulting from stabilization shall be borne, and any profit arising therefrom and any sum received by such Agent(s) shall be beneficially retained by such Agent(s), as the case may be, for such Agents’ own account.

SECTION 21. SEPARATE NATURE OF EACH TRUST. The Agents agree and acknowledge that, as a separate and distinct special purpose common law trust, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Trust, including such Trust’s obligations under this Agreement and the applicable Terms Agreement, will be enforceable only against such Trust and not against any other Trust.

If the foregoing is in accordance with the Agents’ and Co-Agents’ understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement among the Agents, the Co-Agents and the Company in accordance with its terms.

Very truly yours,

GE LIFE AND ANNUITY ASSURANCE COMPANY

By:
Name:
Title:

DISTRIBUTION AGREEMENT

ACCEPTED AND AGREED,

as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED		MORGAN STANLEY & CO. INTERNATIONAL LIMITED

By:		By:
	Authorized Signatory		Authorized Signatory

LASALLE FINANCIAL SERVICES, INC.

By:
Authorized Signatory

BANC OF AMERICA SECURITIES LLC		BANC OF AMERICA SECURITIES LIMITED

By:		By:
	Authorized Signatory		Authorized Signatory

BEAR, STEARNS & CO. INC.		BEAR, STEARNS INTERNATIONAL LIMITED

By:		By:
	Authorized Signatory		Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.		CITIGROUP GLOBAL MARKETS LIMITED

By:		By:
	Authorized Signatory		Authorized Signatory

CREDIT SUISSE FIRST BOSTON LLC		CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

By:		By:
	Authorized Signatory		Authorized Signatory

DEUTSCHE BANK SECURITIES INC.		DEUTSCHE BANK AG, LONDON BRANCH

By:		By:
	Authorized Signatory		Authorized Signatory

DISTRIBUTION AGREEMENT

GOLDMAN, SACHS & CO.		GOLDMAN SACHS INTERNATIONAL

By:		By:

	Authorized Signatory		Authorized Signatory

HSBC SECURITIES (USA) INC.		HSBC BANK PLC

By:		By:

	Authorized Signatory		Authorized Signatory

LEHMAN BROTHERS INC.		LEHMAN BROTHERS INTERNATIONAL (EUROPE)

By:		By:

	Authorized Signatory		Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED		MERRILL LYNCH INTERNATIONAL

By:		By:

	Authorized Signatory		Authorized Signatory

UBS SECURITIES LLC		UBS LIMITED

By:		By:

	Authorized Signatory		Authorized Signatory

By:

Authorized Signatory

UBS FINANCIAL SERVICES, INC.

By:

Authorized Signatory

DISTRIBUTION AGREEMENT

A.G. EDWARDS & SONS, INC.

By:
Authorized Signatory

CHARLES SCHWAB & CO., INC.

By:
Authorized Signatory

RAYMOND JAMES & ASSOCIATES

By:
Authorized Signatory

WACHOVIA CAPITAL MARKETS, LLC

By:
Authorized Signatory

DISTRIBUTION AGREEMENT

SCHEDULE A-1

NAMES AND ADDRESSES OF OTHER AGENTS

SA-1-1

SCHEDULE A-2

NAMES AND ADDRESSES OF OTHER RETAIL AGENTS

SA-2-1

SCHEDULE A-3

NAMES AND ADDRESSES OF CO-AGENTS

SA-3-1

SCHEDULE B

SCHEDULE OF COMMISSIONS FOR THE INSTITUTIONAL PROGRAM

SB-1

SCHEDULE C

SCHEDULE OF COMMISSIONS FOR THE RETAIL PROGRAM

SC-1

EXHIBIT A

OPINION OF INTERNAL COUNSEL FOR THE COMPANY

EA-1

EXHIBIT B

NEGATIVE ASSURANCE LETTER OF COMPANY COUNSEL

EB-1

EXHIBIT C

OPINION OF COUNSEL FOR THE COMPANY CONCERNING

CERTAIN INSOLVENCY LAW MATTERS

EC-1

EXHIBIT D

OPINION OF COMPANY COUNSEL CONCERNING CERTAIN FEDERAL SECURITIES

LAW MATTERS

ED-1

EXHIBIT E

OPINION OF COMPANY COUNSEL CONCERNING CERTAIN NEW YORK, ILLINOIS AND

FEDERAL LAW MATTERS

EE-1

EXHIBIT F

OPINION OF COMPANY COUNSEL CONCERNING CERTAIN TAX LAW MATTERS

EF-1

EXHIBIT G

MEMORANDUM OF COMPANY COUNSEL CONCERNING CERTAIN INSURANCE LAW MATTERS

EG-1

EXHIBIT H

OPINION OF COMPANY COUNSEL CONCERNING CERTAIN INSURANCE LAW MATTERS

EH-1

EXHIBIT I

OPINION AND NEGATIVE ASSURANCE LETTER OF AGENTS’ COUNSEL

EI-1

EXHIBIT J

OPINION OF COUNSEL FOR THE TRUSTEE

EJ-1

EXHIBIT K

OPINION OF COUNSEL FOR THE INDENTURE TRUSTEE

EK-1

EXHIBIT L

OPINION OF COUNSEL FOR THE TRUST BENEFICIAL OWNER

EL-1

EXHIBIT M

COMFORT LETTER

EM-1

EXHIBIT N-1

AGENT ACCESSION LETTER

EN-1-1

EXHIBIT N-2

CO-AGENT ACCESSION LETTER

EN-2-1